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                                                                  Exhibit 99.2

                            CERTIFICATION PURSUANT TO
            SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as chief financial officer of Iron Age Corporation (the "Company"), does hereby certify that to the undersigned's knowledge:

         3)       the Company's 10-K fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         4) the information contained in the Company's 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                    /s/ Bart R. Huchel
                                    --------------------------------------
                                    Bart R. Huchel
                                    Chief Financial Officer, Vice President -
                                    Finance and Treasurer


Dated: May 12, 2003